UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2008
SM&A
(Exact name of registrant as specified in its charter)

Delaware	0-23585	33-0080929

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4695 MacArthur Court, 8th Floor, Newport Beach, California	92660

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 975-1550
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On May 2, 2008, SM&A, a Delaware corporation issued a letter to its stockholders.
A copy of the letter is furnished as Exhibit 99.1 to this report.
SM&A and its directors and executive officers are deemed to be participants in the solicitation of proxies from the stockholders of SM&A in connection with the issuance of the attached press release. Information regarding the interests of these directors and executive officers in any such solicitation are included in the definitive proxy statement filed by SM&A in connection with the election of directors of SM&A at its 2008 annual meeting of stockholders.
All stockholders of SM&A are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by SM&A from the stockholders of SM&A for use at the 2008 annual meeting of stockholders of SM&A. They contain, or will contain, important information regarding the election of directors and other matters. The definitive proxy statement and form of proxy have been mailed to stockholders of record of SM&A along with other relevant documents. They are available at no charge on the SEC’s website at http://www.sec.gov. In addition, SM&A will provide copies of the definitive proxy statement without charge upon request.

Item 9.01	Financial Statements and Exhibits.
Letter to Stockholders dated May 2, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 2, 2008	SM&A
	By:	/s/ James R. Eckstaedt
		Name:	James R. Eckstaedt
		Title:	Executive Vice President, Finance and Chief Financial Officer

Exhibit List

Exhibit No.	Description
99.1	Letter to Stockholders dated May 2, 2008